FOR RELEASE AT 1:00 PM PT	EXHIBIT 99.1
JULY 23, 2023

news release

Chevron Announces Second Quarter 2023 Performance Highlights

•	Reported earnings of $6.0 billion; adjusted earnings of $5.8 billion
•	Record Permian Basin production, 11 percent higher than the year-ago period
•	Record shareholder distributions of $7.2 billion
•	PDC Energy, Inc. acquisition expected to close in August 2023

San Ramon, Calif., July 23, 2023 — Chevron Corporation (NYSE: CVX) today provided second quarter 2023 performance highlights.

Performance Summary

					YTD
	Unit	2Q 2023	1Q 2023	2Q 2022	2Q 2023	2Q 2022
Total Earnings / (Loss)	$ MM	$6,010	$6,574	$11,622	$12,584	$17,881
Upstream	$ MM	$4,936	$5,161	$8,558	$10,097	$15,492
Downstream	$ MM	$1,507	$1,800	$3,523	$3,307	$3,854
All Other	$ MM	$(433)	$(387)	$(459)	$(820)	$(1,465)
Earnings Per Share - Diluted	$/Share	$3.20	$3.46	$5.95	$6.66	$9.17
Adjusted Earnings(1)	$ MM	$5,775	$6,744	$11,365	$12,519	$17,908
Adjusted Earnings Per Share - Diluted(1)	$/Share	$3.08	$3.55	$5.82	$6.63	$9.18
Cash Flow From Operations (CFFO)	$ B	$6.3	$7.2	$13.8	$13.5	$21.8
CFFO Excluding Working Capital(1)	$ B	$9.4	$9.0	$13.3	$18.5	$22.2
Return on Capital Employed (ROCE)%		13.4%	14.6%	26.5%	14.1%	20.7%
Capital Expenditures (Capex)	$ B	$3.8	$3.0	$3.2	$6.8	$5.1
Affiliate Capex	$ B	$1.0	$0.9	$0.8	$1.8	$1.5
Debt Ratio (end of period)%		12.0%	12.7%	14.6%	12.0%	14.6%
Net Oil-Equivalent Production	MBOED	2,959	2,979	2,896	2,968	2,978
US Net Oil-Equivalent Production	MBOED	1,219	1,167	1,172	1,193	1,178
Intl Net Oil-Equivalent Production	MBOED	1,740	1,812	1,724	1,775	1,800

(1) See Attachment 1 for non-GAAP reconciliations

Performance Highlights

•	Permian Basin production of 772,000 barrels of oil equivalent per day set a new quarterly record. Early 2023 Permian well performance in company-operated assets is on track with our full year guidance. The company’s deep resource inventory and advantaged royalty position is expected to deliver strong cash flow through 2040.
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•	The major projects at the company’s 50 percent owned affiliate, TengizChevroil LLP, are 98 percent complete, with approximately 66 percent progress on pre-startup commissioning activities. Cost and schedule guidance is unchanged.
•	Quarterly shareholder distributions were a record $7.2 billion, including dividends of $2.8 billion and share repurchases of $4.4 billion (over 27 million shares repurchased during the quarter and nearly 50 million shares year-to-date).
•	The company expects to close the acquisition of PDC Energy, Inc. in August 2023.

About Chevron

Chevron is one of the world’s leading integrated energy companies. We believe affordable, reliable and ever-cleaner energy is essential to enabling human progress. Chevron produces crude oil and natural gas; manufactures transportation fuels, lubricants, petrochemicals and additives; and develops technologies that enhance our business and the industry. We aim to grow our traditional oil and gas business, lower the carbon intensity of our operations and grow new lower carbon businesses in renewable fuels, hydrogen, carbon capture, offsets and other emerging technologies. More information about Chevron is available at www.chevron.com.

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Contact: Braden Reddall -- +1 925-842-2209

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NOTICE

The performance highlights presented herein do not represent a comprehensive statement of Chevron’s financial results for second quarter 2023. Chevron will issue its comprehensive second quarter earnings press release on Friday, July 28, 2023 at 3:15 a.m. PT. Chevron’s previously announced discussion of second quarter 2023 earnings with security analysts will take place on Friday, July 28, 2023, at 8:00 a.m. PT. A webcast of the meeting will be available in a listen-only mode to individual investors, media, and other interested parties on Chevron’s website at www.chevron.com under the “Investors” section. Prepared remarks for this call, additional financial and operating information and other complementary materials will be available prior to the call at approximately 3:30 a.m. PT and located under “Events and Presentations” in the “Investors” section on the Chevron website.

As used in this news release, the term “Chevron” and such terms as “the company,” “the corporation,” “our,” “we,” “us” and “its” may refer to Chevron Corporation, one or more of its consolidated subsidiaries, or to all of them taken as a whole. All of these terms are used for convenience only and are not intended as a precise description of any of the separate companies, each of which manages its own affairs.

Please visit Chevron’s website and Investor Relations page at www.chevron.com and www.chevron.com/investors, LinkedIn: www.linkedin.com/company/chevron, Twitter: @Chevron, Facebook: www.facebook.com/chevron, and Instagram: www.instagram.com/chevron, where Chevron often discloses important information about the company, its business, and its results of operations.

Non-GAAP Financial Measures - This news release includes adjusted earnings/(loss), which reflect earnings or losses excluding significant non-operational items including impairment charges, write-offs, severance costs, gains on asset sales, unusual tax items, effects of pension settlements and curtailments, foreign currency effects and other special items. We believe it is useful for investors to consider this measure in comparing the underlying performance of our business across periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income (loss) as prepared in accordance with U.S. GAAP. A reconciliation to net income (loss) attributable to Chevron Corporation is shown in Attachment 1.

This news release also includes cash flow from operations excluding working capital. Cash flow from operations excluding working capital is defined as net cash provided by operating activities less net changes in operating working capital, and represents cash generated by operating activities excluding the timing impacts of working capital. The company believes this measure is useful to monitor the financial health of the company and its performance over time. Reconciliations of cash flow from operations excluding working capital is shown in Attachment 1.

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CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements relating to Chevron’s operations and energy transition plans that are based on management’s current expectations, estimates and projections about the petroleum, chemicals and other energy-related industries. Words or phrases such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “advances,” “commits,” “drives,” “aims,” “forecasts,” “projects,” “believes,” “approaches,” “seeks,” “schedules,” “estimates,” “positions,” “pursues,” “progress,” “may,” “can,” “could,” “should,” “will,” “budgets,” “outlook,” “trends,” “guidance,” “focus,” “on track,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” “potential,” “ambitions,” “aspires” and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond the company’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, Chevron undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Among important factors that could cause actual results to differ materially from those in the forward-looking statements are: changing crude oil and natural gas prices and demand for the company’s products, and production curtailments due to market conditions; crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries; technological advancements; changes to government policies in the countries in which the company operates; public health crises, such as pandemics (including coronavirus (COVID-19)) and epidemics, and any related government policies and actions; disruptions in the company’s global supply chain, including supply chain constraints and escalation of the cost of goods and services; changing economic, regulatory and political environments in the various countries in which the company operates; general domestic and international economic, market and political conditions, including the military conflict between Russia and Ukraine and the global response to such conflict; changing refining, marketing and chemicals margins; actions of competitors or regulators; timing of exploration expenses; timing of crude oil liftings; the competitiveness of alternate-energy sources or product substitutes; development of large carbon capture and offset markets; the results of operations and financial condition of the company’s suppliers, vendors, partners and equity affiliates; the inability or failure of the company’s joint-venture partners to fund their share of operations and development activities; the potential failure to achieve expected net production from existing and future crude oil and natural gas development projects; potential delays in the development, construction or start-up of planned projects; the potential disruption or interruption of the company’s operations due to war, accidents, political events, civil unrest, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond the company’s control; the potential liability for remedial actions or assessments under existing or future environmental regulations and litigation; significant operational, investment or product changes undertaken or required by existing or future environmental statutes and regulations, including international agreements and national or regional legislation and regulatory measures to limit or reduce greenhouse gas emissions; the potential liability resulting from pending or future litigation; the ability to successfully satisfy the requisite closing conditions and consummate the proposed acquisition of PDC Energy, Inc.; the ability to successfully integrate the operations of Chevron and PDC Energy and achieve the anticipated benefits from the transaction, including the expected incremental annual free cash flow; the company’s future acquisitions or dispositions of assets or shares or the delay or failure of such transactions to close based on required closing conditions; the potential for gains and losses from asset dispositions or impairments; government mandated sales, divestitures, recapitalizations, taxes and tax audits, tariffs, sanctions, changes in fiscal terms or restrictions on scope of company operations; foreign currency movements compared with the U.S. dollar; higher inflation and related impacts; material reductions in corporate liquidity and access to debt markets; the receipt of required Board authorizations to implement capital allocation strategies, including future stock repurchase programs and dividend payments; the effects of changed accounting rules under generally accepted accounting principles promulgated by rule-setting bodies; the company’s ability to identify and mitigate the risks and hazards inherent in operating in the global energy industry; and the factors set forth under the heading “Risk Factors” on pages 20 through 26 of the company's 2022 Annual Report on Form 10-K and in subsequent filings with the U.S. Securities and Exchange Commission. Other unpredictable or unknown factors not discussed in this news release could also have material adverse effects on forward-looking statements.

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Attachment 1

CHEVRON CORPORATION - FINANCIAL REVIEW

(Millions of Dollars - unless otherwise stated)

(unaudited)

RECONCILIATION OF NON-GAAP MEASURES

	Three Months Ended June 30, 2023			Three Months Ended June 30, 2022			Six Months Ended June 30, 2023			Six Months Ended June 30, 2022
REPORTED EARNINGS	Pre- Tax	Income Tax	After-Tax	Pre-Tax	Income Tax	After-Tax	Pre- Tax	Income Tax	After-Tax	Pre-Tax	Income Tax	After-Tax

U.S. Upstream			$1,640			$3,367			$3,421			$6,605
Int'l Upstream			3,296			5,191			6,676			8,887
U.S. Downstream			1,081			2,440			2,058			2,926
Int'l Downstream			426			1,083			1,249			928
All Other			(433)			(459)			(820)			(1,465)
Net Income (Loss) Attributable to Chevron			$6,010			$11,622			$12,584			$17,881

Weighted Average Number of Diluted Shares Outstanding (Millions)			1,876			1,957			1,888			1,951
Net Income Per Diluted Share of Common Stock			$3.20			$5.95			$6.66			$9.17

SPECIAL ITEMS
U.S. Upstream
Early contract termination	$—	$—	$—	$(765)	$165	$(600)	$—	$—	$—	$(765)	$165	$(600)
Int'l Upstream
Asset sale gains	—	—	—	328	(128)	200	—	—	—	328	(128)	200
Tax items	—	225	225	—	—	—	—	95	95	—	—	—
All Other
Pension settlement costs	—	—	—	(12)	1	(11)	—	—	—	(98)	21	(77)
Total Special Items	$—	$225	$225	$(449)	$38	$(411)	$—	$95	$95	$(535)	$58	$(477)

FOREIGN CURRENCY EFFECTS
Int'l Upstream			$10			$603			$(46)			$459
Int'l Downstream			4			145			22			168
All Other			(4)			(80)			(6)			(177)
Total Foreign Currency Effects			$10			$668			$(30)			$450

ADJUSTED EARNINGS/(LOSS) (1)
U.S. Upstream			$1,640			$3,967			$3,421			$7,205
Int'l Upstream			3,061			4,388			6,627			8,228
U.S. Downstream			1,081			2,440			2,058			2,926
Int'l Downstream			422			938			1,227			760
All Other			(429)			(368)			(814)			(1,211)
Total Adjusted Earnings/(Loss)			$5,775			$11,365			$12,519			$17,908

Total Adjusted Earnings/(Loss) per share			$3.08			$5.82			$6.63			$9.18

CASH FLOW EXCLUDING WORKING CAPITAL (Billions of Dollars)	Three Months Ended June 30, 2023	Three Months Ended June 30, 2022	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022
Net Cash Provided by Operating Activities	$6.3	$13.8	$13.5	$21.8
Less: Net decrease (increase) in operating working capital	(3.1)	0.5	(4.9)	(0.4)
Cash Flow from Operations Excluding Working Capital	$9.4	$13.3	$18.5	$22.2

(1)	Adjusted Earnings/(Loss) is defined as Net Income (loss) attributable to Chevron Corporation excluding special items and foreign currency effects.

NOTE: Totals presented in this document may not match sum of parts due to rounding.

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